UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2020

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Rand Building, Buffalo, NY 14203

(Address of Principal Executive Offices)(Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2020, Rand Capital Corporation (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) with the Secretary of State of the State of New York to effect a 1-for-9 reverse stock split (the “Reverse Stock Split”), effective as of May 21, 2020, of the outstanding shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”).

As previously reported, on December 30, 2019, the Company held its 2019 annual meeting of shareholders, at which the Company’s shareholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio of not less than 1-for-7 and not more than 1-for-10, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors (the “Board”). On April 22, 2020, the Board approved the implementation of the Reverse Stock Split at a ratio of 1-for-9.

As a result of the Reverse Stock Split, every nine shares of issued and outstanding shares of Common Stock and shares of Common Stock held as treasury shares will be automatically combined into one issued and outstanding share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Shareholders who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split are instead entitled to receive cash in lieu of such fractional shares. The Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock from 23,845,470 shares and 23,304,424 shares, respectively, to approximately 2,649,496 shares and 2,589,380 shares, respectively, subject to payment of cash in lieu of fractional shares. The Reverse Stock Split will not change the par value of the Common Stock or the authorized number of shares of Common Stock.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company today issued a press release announcing that the Reverse Stock Split is to become effective on May 21, 2020 at 5:00 p.m. ET. The Common Stock will begin trading on a split-adjusted basis on the Nasdaq Stock Market as of market open on May 22, 2020 under the new CUSIP number 752185 207. The trading symbol for the Common Stock will remain “RAND”. A copy of the press release containing this information is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended

99.1	Press Release, dated May 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: May 21, 2020

	By:	/s/ Allen F. Grum
	Name:	Allen F. Grum
	Title:	President and Chief Executive Officer